EX-99.5f
Application
(Please check one product.) USE DARK INK ONLY
__ Perspective Fixed and Variable Annuity(Registered)
__ Perspective Advisors Fixed and Variable Annuity(Registered)

Jackson National Life
Insurance Company(Registered)
Home Office: Lansing, MI
www.jnl.com

1. Owner's Name   __  SSN   __  TIN (Include dashes.)

Date of Birth (mm/dd/yyyy)  Age     Sex     U.S. Citizen?     E-Mail Address
Address (number and street)                 __ Yes    __ No     City, State, ZIP
Phone No. (Include area code.)

2. Joint Owner's Name (Proceeds will be distributed on death of either owner. Spousal Joint Owner has option to continue contract in force.)
Relationship to Owner                       __  SSN   __  TIN (Include dashes.)
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?
                                            __ Yes    __ No

3. Annuitant's Name (if other than Owner)                  SSN (Include dashes.)
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?     E-Mail Address
Address (number and street)                 __ Yes    __ No    City, State, ZIP
Phone No. (Include area code.)

4. Joint Annuitant's Name                            SSN (Include dashes.)
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?
                                            __ Yes    __ No

5.  Primary  Beneficiary  Name  (For  multiple   beneficiaries,   please  attach
additional names and requested information on a separate sheet.)

Relationship to Owner  Date of Birth (mm/dd/yyyy)    __ SSN
__  TIN (Include dashes.)
E-Mail Address
Address (number and street)                 City, State, ZIP

6. Contingent Beneficiary Name
Relationship to Owner               Date of Birth (mm/dd/yyyy)

7. Initial Premium With Application

8. Income/Annuity Date:     If Income/Annuity Date is not specified,
          $                 age 90 (age 701/2 for Qualified Plans)
                            will be used.

9. Are you replacing an existing life insurance policy or annuity contract?
   __ Yes   __ No
         If "Yes":         Company Name(s)  Contract No.(s)

10. Telephone/Electronic Transfers Authorization. I (We) authorize JNL(Registered) to accept fund transfers/allocation changes via telephone,
Internet, or other electronic medium from me (us) and my (our) Financial Representative unless I (we) check the "No" box below. JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I agree that JNL, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with instructions received, and acted on by it in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction.
___ No, I do not authorize these types of transfers.

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE. On written request, the company will provide to the contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this contract. If for any reason the contract Owner is not satisfied, the contract may be returned to the company or producer within 20 days after delivery, and the contract value will be returned.

VDA 104  V4273 10/01

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA AND TENNESSEE RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

IMPORTANT:   MAKE  ALL  CHECKS  PAYABLE  TO  JACKSON   NATIONAL  LIFE  INSURANCE
COMPANY(Registered)

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are true, complete and correctly recorded.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current prospectus for this variable annuity and for each available Series and an Indexed Fixed Option Product Brochure (if applicable).
5. The contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I understand the restrictions imposed by Section 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
7. I (We) understand that the Guaranteed/Fixed Account Options are subject to an interest rate adjustment/excess interest adjustment which may increase or decrease amounts payable or withdrawn, but the Guaranteed/Fixed Account contract value will never decrease to less than the Guaranteed/Fixed Account minimum value.
8. If an Indexed Fixed Option is applicable, I (we) hereby understand that annuity premiums and benefits of the Indexed Fixed Option, if any, are calculated based on the changes in an external index. While the Indexed Fixed Option Value may be affected by the external index, the Indexed Fixed Option does not directly participate in any stock or equity investments.

Signatures

         Owner's Signature          Annuitant's Signature (if other than Owner)
         Joint Owner's Signature    Joint Annuitant's Signature (if other than
                                    Owner)
Signed at (city and state)          Date Signed (mm/dd/yyyy)

Financial Representative Statement: (Must check appropriate box.) I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the contract herein applied for. To the best of my knowledge and belief, this application __ will __ will not replace any life insurance or annuities. Please provide a State Replacement form where required.

Financial Representative's Full Name (Please print.)
Phone No. (Include area code.)
Financial Representative's Signature       ID No. - FL Only
Date Signed (mm/dd/yyyy)
Address (number, street, city, state, and ZIP)
E-Mail Address
Broker/Dealer Name and No.                 JNL Financial Representative No.

If purchasing this product from a bank or financial institution, please note the following:

* Annuities are not FDIC insured.
* Annuities are not obligations
of this bank.
* The financial institution does
not guarantee performance by
the insurer issuing the annuity.
* Variable annuities involve
investment risk, including
potential loss of principal.
* Not a deposit.

Not guaranteed by any federal agency.

VDA 104  V4273 10/01

Benefit Selection/Premium Allocation Form (must accompany application) Perspective Fixed and Variable Annuity(Registered)
USE DARK INK ONLY (Print or type.)

Jackson National Life
Insurance Company(Registered)
Home Office: Lansing, MI

www.jnl.com

1. Owner's Name   __ SSN    __ TIN (Include dashes.)

Joint Owner's Name         __ SSN    __ TIN (Include dashes.)

2. Annuity Type
__ Non-Tax-Qualified        __ IRA-Individual
__ 401(k) Qualified Savings Plan     __ IRA-Custodial
__ HR-10 (Keogh) Plan       __ IRA-SEP
__ Deferred Compensation    __ IRA-ROTH
__ 403(b) TSA (Direct Transfer Only) Tax Contribution Year _______________
__ Other ____________________________

3. Transfer Type
__ IRC 1035 Exchange        __ Direct Transfer         __ Direct Rollover
__ Non-Direct Rollover     __ Roth Conversion

4. Pre-Authorized Check (Attach voided check.)
I authorize Jackson National Life(Registered) to withdraw $ _____________ starting ___________ (month), ___________ (year) from my checking account for future premiums to the contract with the following frequency:
         __ Monthly         __ 5th or __ 20th
         __ Quarterly (20th of January, April, July, and October)

5. Additional Death Benefit Options
  __ Maximum Anniversary Value Death Benefit Option*    __ EarningsMaxSM Option*
* Additional Charge for the Death Benefit Options -- Please see prospectus for details.
Note: Once selected, the Death Benefit Options cannot be changed.

6. Capital Protection Program       __ Yes            __ No
If "Yes," please complete the question below.
Which Guaranteed Account Option do you select for the Capital Protection
Program?
         __ 1-year __ 3-year __ 5-year __ 7-year
Now that you have selected a Guaranteed Account Option for the Capital Protection Program, indicate how you would like the balance of your initial premium allocated in the Premium Allocation section.

Mailing address for application, Benefit Selection/Premium Allocation Form, premium and transfer paperwork.

Send to:
Jackson National Life Service Center

Regular Mail
P.O. Box 378002
Denver, CO  80237-8002

Overnight Mail
8055 E. Tufts Avenue, 2nd Floor
Denver, CO  80237

For questions or assistance, please call
800/766-4683 (7:00 a.m. to 6:00 p.m. MT)


For contracts purchased through a bank
or financial institution, send to:
IMG Service Center
Regular Mail
P.O. Box 30386
Lansing, MI  48909
Overnight Mail
1 Corporate Way
Lansing, MI  48951
For questions or assistance, please call
800/777-7779 (8:00 a.m. to 8:00 p.m. ET)

V4274    V4274 10/01
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7. Premium Allocation
         Whole percentages only -- must total 100%.*
Portfolios
AIM/JNL(Registered) Value II Series                  %
AIM/JNL Large Cap Growth Series                      %
AIM/JNL Small Cap Growth Series                      %
JNL/Alger Growth Series                              %
JNL/Alliance Growth Series                           %
JNL/Eagle Core Equity Series                         %
JNL/Eagle SmallCap Equity Series                     %
JNL/First Trust The DowSM Target 10                  %
JNL/Janus Aggressive Growth Series                   %
JNL/Janus Balanced Series                            %
JNL/Janus Capital Growth Series                      %
Lazard/JNL Mid Cap Value Series                      %
Lazard/JNL Small Cap Value Series                    %
JNL/Oppenheimer Global Growth Series                 %
JNL/Oppenheimer Growth Series                        %
PIMCO/JNL Total Return Bond Series                   %
JNL/Putnam Growth Series                             %
JNL/Putnam International Equity Series               %
JNL/Putnam Midcap Growth Series                      %
JNL/Putnam Value Equity Series                       %
JNL/S&P Conservative Growth Series I                 %
JNL/S&P Moderate Growth Series I                     %
JNL/S&P Aggressive Growth Series I                   %
JNL/S&P Very Aggressive Growth Series I              %
JNL/S&P Equity Growth Series I                       %
JNL/S&P Equity Aggressive Growth Series I            %
PPM America/JNL Balanced Series                      %
PPM America/JNL High Yield Bond Series               %
PPM America/JNL Money Market Series                  %
Salomon Brothers/JNL Global Bond Series              %
Salomon Brothers/JNL U.S. Government & Quality Bond Series    %
T. Rowe Price/JNL Established Growth Series                   %
T. Rowe Price/JNL Mid-Cap Growth Series                       %
T. Rowe Price/JNL Value Series                       %
Indexed Fixed Option
9-year                                               %
Guaranteed Account Options
1-year                                               %
3-year                                               %
5-year                                               %
7-year                                               %
Dollar-Cost Averaging Plus (DCA +)
If DCA+ is selected, you must attach the Systematic Investment Form (V4275).
6-month                    %
12-month                   %

o Please note, unless you otherwise instruct the Company, subsequent premiums will be allocated to the Portfolios, Indexed Fixed Option and Guaranteed Account Options as indicated above. If DCA+ is selected, subsequent premiums will be allocated to the Target Funds selected in the Systematic Investment Form (V4275), unless you otherwise instruct the Company.

Signatures
         Owner's Signature

         Joint Owner's Signature

I certify that this transaction is appropriate and in the owner's best interest. Financial Representative's Signature

V4274    V4274 10/01